Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-178722) and the Registration Statements on Form S-8 (Nos. 333-168950, 333-177853 and 333-186501) of Fabrinet of our report dated August 16, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers ABAS Ltd.

PricewaterhouseCoopers ABAS Ltd.

Bangkok, Thailand

August 16, 2013

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